Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 4, 2013, in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company) dated October 28, 2013.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
October 28, 2013	A Member of Ernst & Young Global